Exhibit (b)

FRONTIER FUNDS, INC.

BYLAWS

As Amended and Restated on May 16, 2022

ARTICLE I
OFFICES

1.1 Principal Office.  The principal office of Frontier Funds, Inc. (the “Corporation”) in the State of Maryland shall be located at such place as the Board of Directors may designate.

1.2 Other Offices.  The Corporation may establish and maintain such other offices, including a principal executive office, and places of business as the Board of Directors may, from time to time, determine.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1 Annual Meeting.  Subject to this Article II, an annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on a date and at the time and place set by the Board of Directors.  The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  In the event that the Corporation shall be so required to hold an annual meeting, such meeting shall be held on a date and at the time and place set by the Board of Directors in accordance with the Maryland General Corporation Law.  Any stockholders’ meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held.

2.2 Special Meetings.  The President or a majority of the Board of Directors may call a special meeting of stockholders. A special meeting of stockholders shall be held on the date and at the time and place set by the President or the Board of Directors, whoever has called the meeting. A special meeting of stockholders shall also be called by the Secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the meeting. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs by the requesting stockholders, the Secretary shall give notice stating the purpose or purposes of the meeting.

2.3 Place of Meetings.  All meetings of stockholders shall be held at the principal executive office of the Corporation, at such other place, or solely by means of remote communication, as shall be determined in accordance with these Bylaws and stated in the notice of the meeting.

2.4 Notice of Meetings; Waiver of Notice.  Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to, or cause to be given to, each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting. No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends such meeting in person or by proxy, or who, either before or after the meeting, submits a signed waiver of notice which is filed with the records of the meeting.

2.5 Quorum, Adjournment of Meetings.  The presence at any stockholders’ meeting, in person or by proxy, of stockholders entitled to cast one-third (1/3) of the votes entitled to be cast at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, by the charter of the Corporation (the “Charter”) or by these Bylaws. Whether or not a quorum is present, a stockholders’ meeting may be adjourned at any time, including after action on one or more matters, by the chair of such meeting to a date not more than 120 days after the original record date without further notice other than announcement at the meeting. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

2.6 Proxies.  A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by applicable law. Such proxy or evidence of authorization of such proxy shall be filed with the record of the proceedings of the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy, the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

2.7 Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following individuals present at the meeting in the following order: the lead independent director, if there is one, the President, the Vice Presidents in their order of rank, the Treasurer and, within each rank, in their order of seniority, the Secretary, or, in the absence of such officers, a chair chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary or, in the case of a vacancy in the office or absence of the Secretary, an Assistant Secretary or an individual appointed by the Board of Directors or the chair of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chair of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (1) announced at the meeting or (2) provided at a future time through means announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

2.8 Voting.  A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of series or class, shall be entitled to one vote (with a fractional vote for any fractional shares) on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be by voice vote unless the chair of the meeting shall order that voting be by ballot or otherwise.

2.9 Fixing of Record Date.  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

2.10. Consent of Stockholders in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

2.11. Inspectors. The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

2.12. Telephone and Remote Communication Meetings. The Board of Directors or chair of the meeting may permit one or more stockholders to participate in a meeting by means of a conference telephone or other communications equipment in any manner permitted by Maryland law. In addition, the Board of Directors may determine that a meeting not be held at any place, but instead may be held solely by means of remote communications in any manner permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

ARTICLE III
BOARD OF DIRECTORS

3.1 General Powers.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and all powers of the Corporation may be exercised by or under authority of the Board of Directors.

3.2 Number of Directors.  The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be less than three nor more than fifteen.  No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his or her term unless such director is specifically removed at the time of such decrease.  directors need not be stockholders.

3.3 Election and Term of Directors.  Directors shall be elected at the annual meeting of stockholders when held pursuant to Section 2.1 or at a special meeting of stockholders called for the purpose of electing directors. Each director shall hold office for an indefinite term until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her death, resignation or removal.

3.4 Resignation.  A director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, its Chairman, the President or the Secretary.  Any such resignation shall take effect upon receipt or at a later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.5 Retirement Policy. Each director shall submit notice of his or her resignation as of the end of the calendar year in which the director turns 75.

3.6 Removal of Directors.  Any director of the Corporation may be removed, with or without cause, by the stockholders by the affirmative vote of a majority of the votes entitled to be cast generally for the election of directors.

3.7 Vacancies.  If any vacancies occur in the Board of Directors (a) by reason of death, resignation, removal or otherwise, the remaining directors shall continue to act and such vacancies may be filled by a majority of the remaining directors, even if such majority is less than a quorum, or (b) by reason of an increase in the authorized number of directors, such vacancies may be filled by a majority of the entire Board of Directors; provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, less than a majority of the directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within the time frames prescribed by the Investment Company Act and the rules thereunder.

3.8 Place of Meeting.  The directors may hold their meetings at any office or offices of the Corporation or at any other place within or without the State of Maryland as they may determine, or in the case of meetings as they may determine or as shall be specified or fixed in the respective notices or waivers of notice thereof. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board of Directors or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, except where meetings are required to be held in person pursuant to the Investment Company Act.

3.9 Regular Meetings.  The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine.  Notice of such regular meetings need not be in writing, provided that notice of any change in the time or place or such fixed regular meetings shall be communicated promptly to each director not present at the meeting at which such change was made in the manner provided in Section 3.11 for notice of special meetings.

3.10 Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President, the Secretary or two or more of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of any special meeting of the Board of Directors called by them.

3.11 Notice of Special Meetings.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

3.12 Waiver of Notice. No notice of any meeting of the Board of Directors or a committee of the Board of Directors need be given to any director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

3.13 Quorum and Voting.  At all meetings of the Board of Directors, the presence of a majority of the entire Board of Directors shall constitute a quorum. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at a meeting, until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

3.14 Organization.  If a Chairman of the Board is appointed by the directors, he or she shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or in his or her absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or in his or her absence or inability to act, any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

3.15 Lead Independent Director.  The directors who are not interested persons of the Corporation, as that term is defined by the Investment Company Act (“Independent Directors”), may designate from among their number a Lead Independent Director who shall at all times be an Independent Director.  The Lead Independent Director shall be an officer of the Board but not of the Corporation (and, as such, shall not have management responsibility for the day-to-day operations of the Corporation).  The Lead Independent Director shall have such responsibilities in furthering the Board’s functions as determined by the Independent Directors from time to time, including:  (a) coordinating the activities of and helping manage communications with the Independent Directors; (b) reviewing or advising on the content of Board agendas, as necessary or appropriate; (c) coordinating communications with the Corporation’s Chief Compliance Officer, its investment adviser and other service providers to the Corporation, including legal counsel, as appropriate; (d) serving as the primary contact for communications among the Independent Directors and communications between the Independent Directors and management of the Corporation; and (e) leading meetings of Independent Directors in executive session.  The Lead Independent Director shall hold office until his or her death, resignation, removal or election of a successor by the other Independent Directors.

3.16 Chairman of the Board.  The Board of Directors may appoint a Chairman of the Board.  If required by the Investment Company Act, the Chairman shall be appointed from among the Independent Directors, and the Chairman of the Board shall not be an officer of the Corporation solely by reason of such designation. The Chairman shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors or as may be required by law.

3.17 Action without a Meeting.  Subject to the provisions of the Investment Company Act any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the consent is filed in paper or electronic form with the minutes of the proceedings.

3.18 Compensation of Directors.  Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

3.19 Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by an attorney, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

3.20 Ratification. The Board of Directors or the stockholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

3.21 Emergency Provisions. Notwithstanding any other provision in the Charter or these Bylaws, this Section 3.21 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV
COMMITTEES

4.1 Organization.  By resolution adopted by the Board of Directors, the Board may designate one or more committees composed of one or more directors.  The Chairs of such committees shall be elected by the Board of Directors.  The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees.  The Board of Directors may delegate to these committees any of its powers, except as prohibited by law.

4.2 Meetings.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

4.3 Audit Committee.  The Audit Committee is responsible for overseeing the accounting and financial reporting policies and procedures of the Corporation and the related internal controls over financial reporting.  The Audit Committee also acts as a liaison between the independent auditor and the Board of Directors and is responsible for the appointment, compensation and oversight of the Corporation’s independent auditor.  The Audit Committee shall be composed of Independent Directors. The Audit Committee shall have a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

4.4 Nominating and Governance Committee.  The Nominating and Governance Committee is responsible for selecting and nominating candidates for election to the Board, including identifying, as necessary, new candidates who are qualified to serve as directors of the Corporation and recommending to the Board the candidates for election to the Board. The Committee is also responsible for reviewing the compensation of Independent Directors, implementing the Corporation’s retirement policy, overseeing the annual Board self-assessment process and making recommendations to the Board regarding other corporate governance matters.  The Nominating and Governance Committee shall be composed of directors of the Corporation who are Independent Directors. The Nominating and Governance Committee shall have a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

4.5 Other Committees. The Board of Directors may appoint other committees, consisting of one or more directors, which shall have such powers and perform such duties as may be delegated from time to time by the Board.

ARTICLE V
OFFICERS, AGENTS AND EMPLOYEES

5.1 General.  The officers of the Corporation shall be a President, Secretary, Treasurer and Chief Compliance Officer, and may include one or more additional Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 5.9.

5.2 Election, Tenure and Qualifications.  The officers of the Corporation, except those appointed as provided in Section 5.9, shall be elected by the Board of Directors at its first meeting and thereafter annually at an annual meeting.  If any officers are not elected at any annual meeting, such officers may be elected at any subsequent regular or special meeting of the Board.  Except as otherwise provided in this Article V, each officer shall be elected annually by the Board of Directors, provided that the Chief Compliance Officer must be approved by a majority of the Independent Directors.  Each officer shall hold office for one year and until his or her successor shall have been elected and qualified.  Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

5.3 Removal and Resignation.  Any officer may be removed from office by the vote of a majority of the members of the Board of Directors, provided that a majority of the Independent Directors must approve the removal of the Chief Compliance Officer.  Any officer may resign his or her office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary.  Such resignation shall take effect upon delivery or at such later time specified therein.

5.4 President.  The President shall be the chief executive officer of the Corporation. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements.  He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

5.5 Vice President.  The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President.  At the request or in the absence or disability of the President, the Vice President (or if there are two or more Vice Presidents, then the more senior of such officers present and able to act) may perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may perform such duties as the Board of Directors may assign.

5.6 Treasurer and Assistant Treasurer.  The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation.  Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto.  He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.  Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and in the absence of the Treasurer, the Assistant Treasurer (or if there are two or more Assistant Treasurers, then the more senior of such officers present and able to act) may perform all of the duties of the Treasurer.

5.7 Secretary and Assistant Secretaries.  The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in books to be kept for that purpose.  He or she shall have charge of the records of the Corporation, including such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director.  He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.  Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he or she may perform all the duties of the Secretary.

5.8 Chief Compliance Officer.  The Chief Compliance Officer reports directly to the Board of Directors and is responsible for administering the Corporation’s policies and procedures adopted by the Corporation under Rule 38a-1 under the Investment Company Act. The Chief Compliance Officer shall present regular compliance reports to the Board of Directors. The Chief Compliance Officer also makes reports directly to the Independent Directors from time to time.

5.9 Subordinate Officers.  The Board of Directors from time to time may elect such other officers or appoint such agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine.  The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their rights, terms of office, authorities and duties.

5.10 Remuneration.  The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that (a) the compensation of the Chief Compliance Officer must be approved by a majority of the Independent Directors; and (b) the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.9.

5.11 Surety Bonds.  The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation’s property, funds or securities that may come into his or her hands.

ARTICLE VI
INDEMNIFICATION AND INSURANCE

6.1 Indemnification. The Board of Directors may take such action as is necessary to carry out the indemnification and expense advance provisions of the Charter and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

6.2 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his or her service in such capacity. However, in no event will the Corporation purchase insurance to indemnify any such person for any act for which the Corporation itself is not permitted to indemnify him or her.

ARTICLE VII
CAPITAL STOCK

7.1 Ownership of Shares.  No certificates representing the ownership of shares shall be issued except as the Board of Directors may otherwise authorize.  The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent.  The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such stockholder.

7.2 Transfers of Shares.  Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk and accompanied by proper evidence of succession, assignment, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require and the payment of all taxes thereon.  Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.  The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE VIII
SEAL

8.1 Seal.  In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word “(Seal)” adjacent to the signature of the authorized officer of the Corporation.  Any officer or director of the Corporation shall have the authority to affix the corporate seal of the Corporation to any document requiring the same.

ARTICLE IX
FISCAL YEAR

9.1 Fiscal Year.  The fiscal year of the Company shall be determined by resolution of the Board of Directors.

ARTICLE X
DEPOSITORIES AND CUSTODIANS

10.1 Depositories.  The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors may from time to time determine.

10.2 Custodians.  All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors may from time to time determine.  Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act and the general rules and regulations thereunder.

ARTICLE XI
EXECUTION OF INSTRUMENTS

11.1 Checks, Notes, Drafts, etc.  Checks, notes, drafts, acceptances, bills of exchange and other orders obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate or as these Bylaws provide.

11.2 Sale or Transfer of Securities.  Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these Bylaws and pursuant to authorization by the Board of Directors and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, any Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

ARTICLE XII
INDEPENDENT PUBLIC ACCOUNTANTS

12.1 Independent Public Accountants.  The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.

ARTICLE XIII
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

13.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on behalf of the Corporation, other than actions arising under United States federal securities laws, (c) any action asserting a claim of breach of any duty owed by any director, officer or agent of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any director, officer or agent of the Corporation arising pursuant to any provision of the MGCL or the Charter or these Bylaws, or (e) any other action asserting a claim against the Corporation or any director, officer or agent of the Corporation that is governed by the internal affairs doctrine under Maryland law. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court.

ARTICLE XIV
AMENDMENTS

14.1 Amendments.  The Board of Directors shall have the exclusive power, at any time, to amend or repeal any provision of these Bylaws and to make new Bylaws.

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